CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

DERIVED [3/31/2004]

[$355,000,000]

Senior, Mezzanine & Subordinate Certificates Offered

(Approximate)

[$700,000,050]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

The below table displays the approximate interest rate and net funds cap calculations assuming:

(1)

No losses, (2) Forward Libor + 300 basis points, (3) 100% Prospectus Prepayment Curve (PPC), and (4) the M-1 Spread is 0.55%.

A.

The assumed one-month libor rate for the period

B.

One-month libor for the period plus the assumed per-annum spread of 0.55%

C.

The approximate per-annum rate at which the Class M-2 would be “capped” (i.e., the Class’ Net Funds Cap for that period)

D.

The per annum pass-thru rate effectively paid to Class M-3 that period including amounts paid from the Excess Interest and the Interest Rate Cap

E.

An “adjusted” per-annum Available Funds rate that includes amounts paid from the interest rate cap contract in such period (page 4).  This column adjusts the rate displayed in column C by adding to it the rate paid from the interest rate cap in that period, expressed as a percentage of the aggregate collateral balance (i.e., [Column C + {(Interest Rate Cap Payment that Month * 12) /Collateral Balance That Period} * (Days in Accrual Period/360)])

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

The below table displays the interest rate and net funds cap calculations assuming:

(2)

No losses, (2) Forward Libor + 500 basis points, (3) 100% Prospectus Prepayment Curve (PPC), and (4) the M-1 Spread is 0.55%.

A.

The assumed one-month libor rate for the period

B.

One-month libor for the period plus the assumed per-annum spread of 0.55%

C.

The approximate per-annum rate at which the Class M-2 would be “capped” (i.e., the Class’ Net Funds Cap for that period)

D.

The per annum pass-thru rate effectively paid to Class M-3 that period including amounts paid from the Excess Interest and the Interest Rate Cap

E.

An “adjusted” per-annum Available Funds rate that includes amounts paid from the interest rate cap contract in such period (page 4).  This column adjusts the rate displayed in column C by adding to it the rate paid from the interest rate cap in that period, expressed as a percentage of the aggregate collateral balance (i.e., [Column C + {(Interest Rate Cap Payment that Month * 12) /Collateral Balance That Period} * (Days in Accrual Period/360)])

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

Appendix

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.6727% CPR per month to 23% CPR in month 12, and remaining at 23% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 27% CPR in month 1, and remaining at 27% CPR thereafter.

Forward Libor

Interest Rate Cap Proceeds